EXHIBIT 99.1

Press Release                                       Source: Patron Systems, Inc.


PATRON ANNOUNCES SECOND QUARTER REVENUE OF $319 THOUSAND UP 278% FROM PRIOR YEAR AND FIRST HALF REVENUE OF $581 THOUSAND

BOULDER,  Colo.,  Aug. 14  /PRNewswire-FirstCall/  -- Patron Systems,  Inc. (OTC
Bulletin Board: PTRN - News), a leading provider of enterprise software to create, manage and share electronic forms and messages, announced today its second quarter 2006 financial results. Revenue for the second quarter ended June 30, 2006 was $318,960 compared to $84,413 in the same period in 2005. For the six months ended June 30, 2006, Patron reported revenue of $580,745 compared to $90,843 in the same period in 2005.

The net loss available to common stockholders for the three months ended June 30, 2006 was $1,621,017 or $0.75 per share on 2,170,653 weighted average shares outstanding compared to $5,028,505 or $2.47 per share on 2,032,823 weighted average shares outstanding in the three months ended June 20, 2005. For the six months ended June 30, 2006, the net loss available to common stockholders was $6,021,091 or $2.83 per share on 2,127,543 weighted average shares outstanding compared to $7,232,300 or $3.93 per share on 1,838,106 weighted average shares outstanding for the six months ended June 30, 2005.

"The results of the second quarter of 2006 have been very significant for the future of Patron Systems," noted CEO Robert Cross. "During this quarter, we received a record amount of new customer contracts and purchase orders ($1,235,000) and we disposed of our LucidLine business unit after changing our business focus to Active Message Management. Combined with our first quarter results, we have generated during 2006 nearly 140% of the revenue generated in all of 2005 when measured on a continuing operations basis. Additionally, we continued to add additional creditors and claimants to the amounts settled under the Creditor and Claimant Liabilities Restructuring, bringing the total amount of debts, claims and other liabilities settled to $29.1 million as of June 30, 2006."

"In addition to these results, since June 30, 2006, our stockholders approved the reverse split of Patron's common stock on a 1-for-30 basis and as of August 4, 2006, the reverse split became effective. We also announced that the Creditor and Claimant Liabilities Restructuring program has been completed. With the completion of this program, we have settled debts, claims and other liabilities totaling $29.6 million for Series A-1 Preferred Stock which has now been converted into 12,330,355 shares of Patron common stock upon the August 4, 2006 effective date of the reverse stock split. Additionally, Patron has settled $383,000 of liabilities for $12,140 in cash payments. The total of all debts, claims and other liabilities settled is nearly $30 million," continued Cross.

The improvement in the Company's net loss available to common stockholders includes the increased revenues described above, improved operating expenses, reduced interest expense and the sale of the Company's discontinued LucidLine business unit. For the three months ended June 30, 2006, operating expenses were reduced $909,000 to $1,625,000. This reduction includes


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an increase of $159,000  associated with increased  staffing  levels,  a $64,000 increase associated with employee stock option compensation expense and an increase of $263,000 in general and administrative expense. These were offset by a $444,000 reduction in expense associated with the amortization of stock-based
compensation  arrangements,   a  reduction  of  $284,000  associated  with  work
performed in 2005 to bring the Company's SEC filings into compliance and expenses associated with the 2005 acquisitions and a reduction of $686,000 associated with 2005 penalties under stock-based accommodation agreements and penalties under a collateralized financing arrangement.

Interest expense during the three months ended June 30, 2006 was $88,000 which is compared to $1,702,000 for the three months ended June 30, 2005. This reduction is principally related to the issuance, in the three months ended June 30, 2005, of the Bridge II Notes and the associated amortization of deferred financing costs and the accretion of debt discounts incurred with that financing not being incurred in the three months ended June 30, 2006. Additionally the interest expense associated with the outstanding Acquisition Notes and Bridge I Notes in the three months ended June 30, 2005 was reduced with the exchange of a substantial portion of these notes for Series A-1 Preferred stock as of March 31, 2006.

On April 18, 2006, the Company entered into an agreement to sell, effective April 1, 2006, its LucidLine, Inc. business unit to Walnut Valley, Inc. During the three months ended June 30, 2006, the Company reported a net loss on discontinued operations of $0 compared to $748,000 in the three months ended June 30, 2005.

About Patron Systems

Founded in 2002, Patron Systems was established to develop products and technologies that close gaps in the management of an organization's messaging environment. Patron's suite of Active Message Management(TM) products addresses eform creation, capture and sharing, and manages data in an industry standard format (GJXDM) as well as provides solutions for email policy management, email retention policies, archiving and eDiscovery, proactive email supervision, and protection of messages and their attachments in motion and at rest. Patron serves customers in highly regulated industries such as financial services, legal, public safety and law enforcement, healthcare, and pharmaceuticals. Further information is available at http://www.patronsystems.com.

Forward-Looking Statements

This release may contain statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current estimates and projections about Patron Systems' business, which are derived in part on assumptions of its management, and are not guarantees of future performance, as such performance is difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Such factors include, but are not limited to, the Company's ability to execute effectively its business plan and acquisition strategy, changes in the market for electronic message management solutions, changes in market activity, the development of new products and services, the enhancement of


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


existing products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. These and other risks are described in the Company's filings with the Securities and Exchange Commission, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company assumes no obligation to update information concerning its expectations.

Patron Systems, and FormStream, are registered trademarks of Patron Systems Incorporated. All other company and product names belong to their respective owners.


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
                      PATRON SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                             SIX MONTHS ENDED             THREE MONTHS ENDED
                                                                 JUNE 30,                      JUNE 30,
                                                        --------------------------    --------------------------
                                                            2006           2005           2006           2005
                                                        -----------    -----------    -----------    -----------
Revenue .............................................   $   580,745    $    90,843    $   318,960    $    84,413
                                                        -----------    -----------    -----------    -----------
Cost of Sales
  Cost of products/services .........................        29,897          2,003           --             --
  Amortization of technology ........................        55,044        147,731         27,522        128,501
                                                        -----------    -----------    -----------    -----------
    Total cost of sales .............................        84,941        149,734         27,522        128,501
                                                        -----------    -----------    -----------    -----------
  Gross profit (loss) ...............................       495,804        (58,891)       291,438        (44,088)
                                                        -----------    -----------    -----------    -----------

Operating Expenses
  Salaries and related expenses .....................     2,448,188      1,076,437      1,438,065      1,214,588
  Consulting expense (non-employee stock based
    compensation) ...................................          --          952,875           --          444,375
  Professional fees .................................       885,897        653,383        227,782        511,982
  General and administrative ........................       621,575        757,486        297,666         35,422
  Amortization of intangibles .......................        61,627         38,877         30,813         30,814
  Stock based penalties under accomodation agreements          --          689,102           --          320,102
  Stock based penalty under collateralized financing
    arrangement .....................................         5,246           --            2,394           --
  Loss on collateralized financing arrangement ......          --          366,193           --          366,193
  Loss/(gain) associated with settlement agreements .       486,597       (389,103)      (371,616)      (389,103)
                                                        -----------    -----------    -----------    -----------
     Total operating expenses .......................     4,509,130      4,145,250      1,625,104      2,534,373

Operating loss ......................................    (4,013,326)    (4,204,141)    (1,333,666)    (2,578,461)

Other Income (Expense)
  Interest income ...................................         1,961         19,250          1,961           --
  Loss on sale of property and equipment ............          (125)          --             (187)          --
  Interest expense ..................................    (1,703,935)    (2,196,535)       (88,421)    (1,701,547)
                                                        -----------    -----------    -----------    -----------
     Total other income (expense) ...................    (1,702,099)    (2,177,285)       (86,647)    (1,701,547)
                                                        -----------    -----------    -----------    -----------
Loss from continuing operations before income taxes .    (5,715,425)    (6,381,426)    (1,420,313)    (4,280,008)

  Income taxes ......................................          --             --             --             --
                                                        -----------    -----------    -----------    -----------
Loss from continuing operations .....................    (5,715,425)    (6,381,426)    (1,420,313)    (4,280,008)
                                                        -----------    -----------    -----------    -----------

Loss from discontinued operations ...................      (104,962)      (850,874)          --         (748,497)
Loss on disposal of discontinued operations .........       (75,920)          --          (75,920)          --
                                                        -----------    -----------    -----------    -----------
                                                           (180,882)      (850,874)       (75,920)      (748,497)
                                                        -----------    -----------    -----------    -----------

Net loss ............................................    (5,896,307)    (7,232,300)    (1,496,233)    (5,028,505)

Preferred stock dividend ............................      (124,784)          --         (124,784)          --
                                                        -----------    -----------    -----------    -----------
Net loss available to common stockholders ...........   $(6,021,091)   $(7,232,300)   $(1,621,017)   $(5,028,505)
                                                        ===========    ===========    ===========    ===========

Net Loss Per Share - Basic and Diluted
  - Continuing operations ...........................   $     (2.75)   $     (3.47)   $     (0.71)   $     (2.11)
                                                        ===========    ===========    ===========    ===========
  - Discontinued operations .........................   $     (0.08)   $     (0.46)   $     (0.04)   $     (0.36)
                                                        ===========    ===========    ===========    ===========
  - Total net loss per share available to common
      stockholders ..................................   $     (2.83)   $     (3.93)   $     (0.75)   $     (2.47)
                                                        ===========    ===========    ===========    ===========

Weighted Average Number of Shares Outstanding
   - Basic and diluted ..............................     2,127,543      1,838,106      2,170,653      2,032,823
                                                        ===========    ===========    ===========    ===========


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